UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2011

EPAZZ, INC.
(Exact Name of Registrant As Specified In Its Charter)

ILLINOIS	333-139117	36-4313571
(State Or Other	(Commission File	(IRS Employer
Jurisdiction Of Number)	Number)	Identification Incorporation)

309 W. WASHINGTON ST. SUITE 1225
CHICAGO, IL 60606
(Address of Principal Executive Offices)

(312) 955-8161
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanation of Amendment

This Amended Report on Form 8-K is being filed by the Registrant to revise and correct the date that the Registrant first concluded that its financial statements (as described in Item 4.02 below) could not be relied upon from August 16, 2011 to June 30, 2011.  Other than the change in the date described above, this Amended Report on Form 8-K is identical to the Registrant's Form 8-K as filed with the Commission on August 16, 2011.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On June 30, 2011, Epazz, Inc.'s (the "Company's") sole Director, Shaun Passley, concluded that the Company's financial statements for the (a) three and nine months ended September 30, 2010, as included in the Company's Form 10-Q, filed with the Commission on November 22, 2010; (b) year ended December 31, 2010, as included in the Company's Form 10-K, filed with the Commission on April 15, 2011; and (c) three months ended March 31, 2011, as included in the Company's Form 10-Q, filed with the Commission on May 23, 2011, should no longer be relied upon because such financial statements failed to appropriately account for the Company's September 2, 2010 acquisition of Intellisys, Inc. ("Intellisys"), as reported in the Company's Form 8-K, filed with the Commission on October 19, 2010. The Company's sole Director has discussed the matter described above with the Company's independent accountant and the Company plans to file an amended Form 10-Q for the period ended September 30, 2010; an amended Form 10-K for the period ended December 31, 2010; and an amended Form 10-Q for the period ended March 31, 2011, subsequent to the filing of this report to correct and restate such financials to accurately reflect the acquisition of Intellisys.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 9, 2012

EPAZZ, INC.

By: /s/ Shaun Passley
Shaun Passley
Chief Executive Officer